Exhibit 99.1

Notable Labs Receives FDA Clearance to Proceed Further with Volasertib Phase 2 Study

Phase 2 dosing plan, agreed with FDA, paves the way to initiate patient enrollment

FOSTER CITY, Calif., July 24, 2024 – Notable Labs, Ltd. (Nasdaq: NTBL) (“Notable”, “Notable Labs” or the “Company”), a clinical-stage precision oncology company developing new cancer therapies identified by its Predictive Medicine Platform (PMP), today announced progress for the Phase 2 volasertib program following receipt of “Clearance to Proceed” from the FDA and agreement on the dosing plan for its Phase 2 clinical trial. With trial start-up activities launched in the first quarter of this year, Notable intends to initiate enrollment in the Phase 2 study for PMP-enabled development of volasertib for relapsed refractory (R/R) acute myeloid leukemia (AML) in the coming months.

“We are pleased to report positive progress in our clinical development program to evaluate the use of volasertib, in combination with decitabine, for patients with R/R AML. Receiving FDA’s clearance and agreement on a Phase 2 dosing plan positions us to move forward to activate study sites,” said Thomas Bock, M.D., Chief Executive Officer of Notable. “AML remains a devastating and life-threatening unmet need, especially for patients whose disease has progressed after first-line treatment, and especially in those who have received venetoclax-based therapies. Advancing the volasertib program through the next Phase 2 implementation steps represents meaningful progress for the Company. We are excited about the potential of volasertib, our predictive platform, and our carefully designed clinical program to enhance patient clinical outcomes and tolerability. We look forward to updating our investors and key stakeholders as we proceed.”

Glenn Michelson, M.D., Chief Medical Officer of Notable commented, “Our study design and enrollment strategy for volasertib has been informed by our robust clinical validation trials conducted at Stanford University, the University of Texas MD Anderson Cancer Center and other recognized institutions. In addition, our program incorporates learnings from the agent’s originator, Boehringer Ingelheim, and leverages their extensive post-hoc analysis of the initial Phase 3 AML study. These valuable data guided our decision to in-license volasertib and the overall development strategy. We are enthusiastic to advance a promising new treatment option for patents with R/R AML, building on our platform.”

Amer Zeidan, MBBS, Associate Professor of Medicine (Hematology), Chief of Hematologic Malignancies at Yale Cancer Center and study co-chair shared, “As a clinical researcher with experience in acute myeloid leukemia, I am excited about the potential of volasertib, in combination with Notable’s platform and the enhanced trial design, to overcome some of the problems experienced in prior trials of this agent. This study will allow us to understand if volasertib could offer promise to advance care for patients with acute myeloid leukemia.”

The Phase 2 study will begin with a dose optimization lead-in and incorporate body-surface area (BSA) dosing, prophylactic antibiotic treatment and best supportive care. The second part of the study is planned to enroll patients with R/R AML who are PMP-predicted responders. The Company is working towards initiating dosing of the first subjects in the Phase 2 trial. Based on our plan, Notable expects to have initial data from the dose optimization lead-in during the fourth quarter of 2024, initiate selective enrollment of PMP-predicted responders after that, and start to report initial efficacy results during H1 2025.

Disclosure: Amer Zeidan declared consulting fees from Notable.

About Volasertib

Volasertib is a PLK-1 inhibitor with demonstrated activity in AML and other tumor types, including solid tumors, with significant unmet medical need. Building on the performance of volasertib on PMP, an important and proprietary step during Notable’s targeted in-licensing strategy and decision making, Notable will utilize its PMP to predict volasertib-responsive patients prior to their treatment, with the goal of selectively enrolling and treating those predicted responders, increasing volasertib’s response rates and overall patient outcomes, and fast-tracking volasertib’s remaining clinical development in this patient population. Volasertib was originally developed and manufactured by Boehringer Ingelheim and previously granted Breakthrough Therapy designation by the FDA. Notable in-licensed volasertib and obtained exclusive worldwide development and commercialization rights, except for certain rare pediatric cancers.

About Notable Labs, Ltd.

Notable Labs, Ltd. is a clinical-stage platform therapeutics company developing predictive medicines for patients with cancer. Through its proprietary Predictive Medicine Platform (PMP), Notable aims to predict whether or not a patient is likely to respond to a specific therapeutic. The PMP is designed to identify and select clinically responsive patients prior to their treatment, potentially fast-tracking clinical development. By continually advancing and expanding the reach of the PMP across diseases and predicted medical outcomes, Notable aims to be the leader in predictive medicine and revolutionize the way patients seek and receive treatments that work best for them.

Notable believes it has created a targeted and de-risked in-licensing strategy to deliver a product’s medical impact and commercial value faster, with a greater likelihood of success, than traditional drug development. By transforming historical standards of care, Notable aims to create a dramatically positive impact for patients and the healthcare community. Notable is headquartered in Foster City, California. Learn more at our website and follow us @notablelabs.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding Notable’s future operations and goals; the potential benefits of any therapeutic candidates or platform technologies of Notable; the timing of any clinical milestones of Notable’s therapeutic candidates; the cash runway of the company; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and are based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Notable’s control. Notable’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) uncertainties associated with Notable’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (ii) risks related to the inability of Notable to obtain sufficient additional capital to continue to advance these product candidates and any preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) risks associated with Notable’s future financial and operating results, including its ability to become profitable; (vi) Notable’s ability to retain key personnel; (vii) Notable’s ability to manage the requirements of being a public company; (viii) uncertainties relating to the Israel-Hamas war; (ix) Notable’s ability to obtain orphan drug designation, and the associated benefits, for any of its drug candidates; (x) Notable’s inability to obtain regulatory approval for any of its drug candidates; and (xi) changes in, or additions to international, federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pharmaceutical regulations, and other regulations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including the factors described in the section titled “Risk Factors” in the Annual Report on Form 10-K of Notable Labs, Ltd. for the year ended December 31, 2023 as filed with the SEC, and in other subsequent filings with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Notable expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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